Exhibit F

Rule 24 Reporting Requirement No. 7
January 1, 2005 through March 31, 2005

I. Types of services and goods sold by Enron to Portland General:
                                                                                                                     Amounts
Company                                                  Description                                                 Expended
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
Enron to Portland General Electric                       Insurance coverages, premiums paid by Enron                $586,374.00
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Enron to Portland General Electric                       401K participant fees                                       785,623.00
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II. Types of services and goods sold by Portland General to Enron:
                                                                                                                     Amounts
Company                                                  Description                                                 Expended
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Portland General Electric to Portland General Holdings   Accounting, tax and legal support services, interest        $ 5,072.18
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Portland General Electric to PGHII                       Accounting and tax support services, interest                16,976.23
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